BMC Stock Holdings Announces 2016 First Quarter Results

Atlanta, GA - May 5, 2016 - BMC Stock Holdings, Inc. (Nasdaq: STCK) (“BMC Stock” or the “Company”), a diversified lumber and building materials distributor and solutions provider that sells primarily to new construction and remodeling contractors, today reported its financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Financial Highlights and Merger Integration Update
On December 1, 2015, Stock Building Supply Holdings, Inc. (“SBS”) completed its merger transaction (the “Merger”) with Building Material Holdings Corporation (“BMC”). As a result of the Merger, current year results reported pursuant to U.S. generally accepted accounting principles (“GAAP”) are not comparable to prior year periods. For a more detailed explanation, see the “First Quarter 2016 Financial Results - Basis of Presentation” section of this press release.

During the first quarter of 2016, the Company generated significant improvements in its operating results while vigorously executing its integration plan.

•	Net sales increased 148.4% to $727.4 million, compared to the first quarter of 2015, and increased 23.2%, compared to Adjusted net sales of $590.4 million in the first quarter of 2015

•
Net loss of $6.8 million, or $(0.10) per diluted share, including Merger and integration costs of $2.8 million and integration-related impairment charges of $11.9 million, compared to a net loss of $3.6 million, or $(0.09) per diluted share in the first quarter of 2015

•	Adjusted EBITDA increased $18.1 million to $33.7 million, compared to $15.6 million in the first quarter of 2015

•	Adjusted net income of $5.4 million, or $0.08 per diluted share, compared to Adjusted net loss of $(0.3) million, or $0.00 per diluted share in the first quarter of 2015

•	Net cash provided by operating activities increased $30.8 million, to $13.6 million, compared to net cash used in operating activities of $17.2 million in the first quarter of 2015

•
Since closing the Merger, the Company implemented cost synergy initiatives totaling $17 million in future annual run rate savings, and remains on track to achieve annual run rate synergies of $40 to $50 million by the end of 2017

Commenting on first quarter 2016 results, Peter Alexander, President and Chief Executive Officer of BMC Stock, stated “Calendar year 2016 is off to a great start, as outsized growth rates in our structural components and millwork, doors and windows product groups, along with favorable weather conditions, helped drive a 23.2% increase in net sales, including 13.5% organic volume improvement per sales day, compared to Adjusted net sales in the first quarter of 2015. More importantly, we successfully leveraged our strong sales growth profitably, as Adjusted EBITDA margin improved 200 basis points to 4.6%, compared to the first quarter of 2015.”

“Employees across our Company continue to identify and share operational best practices while staying sharply focused on our number one priority - providing best in class customer service and solutions,” added

Mr. Alexander. “In numerous locations across our footprint, teams are reorganizing our distribution, structural component and millwork operations in order to reduce cost, maximize capacity utilization, prepare for the introduction of our Ready-Frame product offering in eight new markets, and promote cross-selling opportunities across the entire sales force. Furthermore, we are moving quickly to integrate our operations on a single information technology platform, which will solidify the foundation for further development of our customer-centric eBusiness offerings.”

Jim Major, Executive Vice President and Chief Financial Officer of BMC Stock, commented, “We are pleased with our first quarter 2016 financial performance and the continued progress being made on maximizing Merger-related cost synergies and the identification of potential revenue synergies. Driven by a combination of profitable sales growth and focused operating expense management, our sales and services teams delivered Adjusted EBITDA pull-through of 13.2% of incremental Adjusted net sales dollars for the first quarter of 2016. This solid performance contributed to a significant improvement in operating cash flow, while Adjusted net debt declined to $422.4 million as of March 31, 2016, which is equivalent to 2.9 times our Adjusted EBITDA for the twelve months ended March 31, 2016.”

First Quarter 2016 Financial Results - Basis of Presentation
The Merger was accounted for as a “reverse acquisition” under the acquisition method of accounting, with SBS treated as the legal acquirer and BMC treated as the acquirer for accounting purposes. As such, the Company has accounted for the Merger by using BMC historical information and accounting policies and adding the assets and liabilities of SBS as of the completion date of the Merger at their estimated fair values. As a result, current year results reported pursuant to U.S. GAAP are not comparable to prior year periods.

For informational purposes only, the Company has furnished Adjusted financial information for the three months ended March 31, 2016 and the three months ended March 31, 2015. The prior year Adjusted financial information combines the historical results of BMC for the first quarter of 2015 with the historical results of SBS for the first quarter of 2015. The Adjusted financial information has not been prepared in accordance with GAAP, and is based upon information and assumptions deemed appropriate by the Company’s management. This Adjusted financial information is not necessarily indicative of what the Company’s results actually would have been had the Merger been completed as of January 1, 2015. In addition, this Adjusted financial information is not indicative of future results or current financial conditions and does not reflect any anticipated synergies, operating efficiencies, cost savings or integration costs that have or may result in the future from the Merger. All Adjusted financial information should be read in conjunction with separate historical financial statements and accompanying notes filed with the Securities and Exchange Commission (“SEC”). A reconciliation of Adjusted financial measures to GAAP financial measures is provided in the “Reconciliation of GAAP to Non-GAAP Measures” section of the press release.

First Quarter 2016 Financial Results Compared to Prior Year Period
Net sales in the first quarter of 2016 increased 148.4% to $727.4 million, compared to the first quarter of 2015, primarily as a result of the Merger and the acquisitions of VNS Corporation (“VNS”) and Robert Bowden, Inc. (“RBI”). Net sales in the first quarter of 2016 increased 23.2% to $727.4 million, compared to Adjusted net sales in the first quarter of 2015. The Company estimates net sales increased 10.8% as a result of acquisitions completed in 2015 (excluding the Merger), 13.5% from other volume growth per sales day and 1.6% from one additional sales day compared to the prior year period, and decreased 2.7% as a result of lumber and sheet goods commodity deflation.

Gross profit in the first quarter of 2016 increased 149.8% to $166.6 million, compared to the first quarter of 2015, primarily driven by the Merger and the acquisitions of VNS and RBI. First quarter 2016 Adjusted gross profit grew 22.8%, to $169.5 million, compared to Adjusted gross profit in the first quarter of 2015, primarily as a result of increased sales volume.

First quarter 2016 selling, general and administrative expenses increased 125.5% to $141.8 million, compared to the first quarter of 2015, primarily as a result of the Merger and the acquisitions of VNS and RBI.

Depreciation expense in the first quarter of 2016, including the portion reported within cost of sales, increased to $11.4 million, compared to $4.6 million in the first quarter of 2015. The increase was primarily driven by fixed assets acquired through the Merger and the acquisitions of VNS and RBI, as well as replacements and additions of delivery fleet, material handling equipment and operating equipment.

Amortization expense in the first quarter of 2016 was $5.2 million, compared to $0.0 million in the first quarter of 2015. The amortization expense recognized for the three months ended March 31, 2016 relates to intangible assets acquired through the Merger and the acquisitions of VNS and RBI.

Interest expense in the first quarter of 2016 was $8.2 million, including $0.9 million of non-cash amortized debt issuance costs, compared to $6.7 million in the first quarter of 2015. This increase was primarily the result of borrowings assumed in the Merger.

For the first quarter of 2016, the Company reported an operating loss of $3.9 million, compared to operating income of $0.4 million in the first quarter of 2015, and a net loss of $6.8 million, or $(0.10) per diluted share, compared to a net loss of $3.6 million, or $(0.09) per diluted share in the first quarter of 2015. First quarter 2016 results included approximately $2.8 million in Merger and integration costs and $11.9 million of integration-related impairment charges associated with an Enterprise Resource Planning system which had been under development prior to the Merger.

Adjusted net income in the first quarter of 2016 was $5.4 million, or $0.08 per diluted share, compared to Adjusted net loss of $(0.3) million, or $0.00 per diluted share, in the first quarter of 2015. Adjusted EBITDA in the first quarter of 2016 was $33.7 million, compared to $15.6 million in the first quarter of 2015.

A reconciliation of non-GAAP financial measures to comparable GAAP financial measures is provided in the “Reconciliation of GAAP to Non-GAAP Measures” section of this press release.

Liquidity and Capital Resources
Total liquidity as of March 31, 2016 was approximately $159.1 million, which includes cash and cash equivalents of $4.4 million and $154.7 million of borrowing availability under our asset-backed revolver. Capital expenditures during the first quarter of 2016 totaled $5.5 million, primarily to fund purchases of vehicles and equipment to support increased sales volume and replace aged assets, and facility and technology investments to support our operations.  In addition, the Company acquired approximately $2.7 million of assets, consisting primarily of material handling equipment, under capital lease arrangements.

Outlook
“Looking forward in 2016, we believe that macro-economic trends will continue to support steady growth across the residential construction market and our business is well positioned to thrive in the current environment,” stated Mr. Alexander. “We remain focused on expeditiously integrating the BMC and SBS businesses, investing in sales and service capabilities that differentiate us from our local competitors, and optimizing profitable growth opportunities by creating solutions focused on critical industry needs.”

Conference Call Information
BMC Stock will host a conference call on Thursday, May 5, 2016 at 10:00 a.m. Eastern Time and will simultaneously broadcast it live over the Internet. The conference call can be accessed by dialing 877-407-0784 (domestic) or 201-689-8560 (international). A telephonic replay will be available approximately three hours after the call and can be accessed by dialing 877-870-5176, or for international callers, 858-384-5517. The passcode for the live call and the replay is 13634510. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on May 12, 2016. The live webcast of the conference call can be accessed on the Company’s investor relations website at ir.bmcstock.com and will be available for approximately 90 days.

Non-GAAP Financial Measures
This press release presents Adjusted net sales, Adjusted gross profit, Adjusted EBITDA, Adjusted net income (loss) and Adjusted net debt, which are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. For a reconciliation of Adjusted net sales, Adjusted gross profit, Adjusted EBITDA and Adjusted net income (loss) to the most comparable GAAP measure and a discussion of the reasons why the Company believes that these non-GAAP financial measures provide information that is useful to investors, see the tables included in this document under “Reconciliation of GAAP to Non-GAAP Measures.”

About BMC Stock Holdings
Headquartered in Atlanta, Georgia, BMC Stock is one of the nation's leading providers of diversified building products and services to professional builders and contractors in the residential housing market. The Company's comprehensive portfolio of products and services spans building materials, including millwork and structural component manufacturing capabilities, consultative showrooms and design centers, value-added installation management services and an innovative eBusiness platform capable of supporting all of the Company's customers' needs. BMC Stock serves 42 metropolitan areas across 17 states, principally in the fast-growing South and West regions.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this document may include, without limitation, statements regarding sales growth, price changes, earnings performance, strategic direction and the demand for our products. Forward-looking statements are typically identified by words or phrases such as "may," "might," "predict," "future," "seek to," "assume," "goal," "objective," "continue," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "guidance," "possible," "predict," "propose," "potential" and "forecast," or the negative of such terms and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, many of which are outside BMC Stock's control. BMC Stock cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement; therefore, investors and shareholders should not place undue reliance on such statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the recently completed Merger with BMC, including future financial and operating results, plans, objectives, expectations and intentions, and other statements that are not historical facts. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: the risk that the BMC business will not be integrated successfully or that such integration will take longer, be more difficult, time-consuming or costly to accomplish than expected; the risk that the cost savings and any other synergies from the Merger may not be fully realized or may take longer to realize than expected; disruption from the Merger may make it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on Merger-related issues; general worldwide economic conditions and related uncertainties; changes in the markets for BMC Stock's business segments; unanticipated downturns in business relationships with customers; competitive pressures on the Company's sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; the effect of changes in governmental regulations; and other factors discussed or referred to in the "Risk Factors" section of BMC Stock's most recent Annual Report on Form 10-K filed with the SEC on March 15, 2016, and our subsequent filings with the SEC. All such factors are difficult to predict and are beyond BMC Stock's control. All forward-looking statements attributable to BMC Stock or persons acting on BMC Stock's behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and BMC Stock undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact
BMC Stock Holdings, Inc.
Mark Necaise
(919) 431-1021

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2016	2015
Net sales
Building products	$553,379	$213,874
Construction services	174,039	78,952
	727,418	292,826
Cost of sales
Building products	420,531	160,813
Construction services	140,270	65,316
	560,801	226,129
Gross profit	166,617	66,697

Selling, general and administrative expenses	141,781	62,861
Depreciation expense	8,792	3,444
Amortization expense	5,245	—
Impairment of assets	11,883	—
Merger and integration costs	2,836	—
	170,537	66,305
(Loss) income from operations	(3,920)	392
Other income (expense)
Interest expense	(8,231)	(6,730)
Other income, net	1,455	669
Loss before income taxes	(10,696)	(5,669)
Income tax benefit	(3,940)	(2,108)
Net loss	$(6,756)	$(3,561)

Weighted average common shares outstanding, basic and diluted	65,338	38,984
Net loss per common share, basic and diluted	$(0.10)	$(0.09)

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except per share amounts)	March 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$4,364	$1,089
Accounts receivable, net of allowances	329,096	303,176
Inventories, net	254,118	243,960
Costs in excess of billings on uncompleted contracts	24,122	22,528
Income taxes receivable	10,297	11,390
Prepaid expenses and other current assets	29,830	31,817
Total current assets	651,827	613,960
Property and equipment, net of accumulated depreciation	280,819	295,978
Deferred income taxes	2,500	—
Customer relationship intangible assets, net of accumulated amortization	173,834	177,036
Other intangible assets, net of accumulated amortization	8,857	10,900
Goodwill	254,616	254,664
Other long-term assets	18,253	18,601
Total assets	$1,390,706	$1,371,139
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$177,961	$135,632
Accrued expenses and other liabilities	83,077	91,888
Billings in excess of costs on uncompleted contracts	16,021	15,888
Interest payable	1,384	6,882
Current portion:
Long-term debt and capital lease obligations	9,415	10,129
Insurance deductible reserves	18,566	17,888
Total current liabilities	306,424	278,307
Insurance deductible reserves	38,130	37,334
Long-term debt	399,082	400,216
Long-term portion of capital lease obligations	16,874	16,495
Deferred income taxes	—	3,021
Other long-term liabilities	6,171	6,834
Total liabilities	766,681	742,207
Commitments and contingencies
Stockholders' equity
Common stock, $0.01 par value, 300.0 million shares authorized, 65.4 million and 65.4 million shares issued, and 65.4 million and 65.3 million outstanding at March 31, 2016 and December 31, 2015, respectively	654	654
Additional paid-in capital	628,774	626,402
Retained (deficit) earnings	(4,454)	2,302
Treasury stock, at cost, 0.1 million and less than 0.1 million shares at March 31, 2016 and December 31, 2015, respectively	(949)	(426)
Total stockholders' equity	624,025	628,932
Total liabilities and stockholders' equity	$1,390,706	$1,371,139

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
(in thousands)	2016	2015
Cash flows from operating activities
Net loss	$(6,756)	$(3,561)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	11,437	4,628
Amortization of intangible assets	5,245	—
Amortization of debt issuance costs	915	569
Amortization of original issue discount	62	61
Amortization of inventory step-up charges	2,884	—
Deferred income taxes	(5,521)	—
Non-cash stock compensation expense	1,889	848
Impairment of assets	11,883	—
Loss (gain) on sale of property, equipment and real estate	18	(537)
Gain on insurance proceeds	(1,003)	—
Change in assets and liabilities
Accounts receivable, net of allowances	(25,920)	984
Inventories, net	(13,042)	(2,660)
Accounts payable	43,425	1,451
Other assets and liabilities	(11,887)	(18,980)
Net cash provided by (used in) operating activities	13,629	(17,197)
Cash flows from investing activities
Change in restricted assets	—	21,017
Purchases of property, equipment and real estate	(5,471)	(6,758)
Proceeds from sale of property, equipment and real estate	217	1,065
Insurance proceeds	1,003	—
Other investing activities	—	101
Net cash (used in) provided by investing activities	(4,251)	15,425
Cash flows from financing activities
Proceeds from revolving line of credit	364,270	—
Repayments of proceeds from revolving line of credit	(364,978)	—
Borrowings under other notes	—	1,138
Principal payments on other notes	(2,043)	(1,411)
Payments on capital lease obligations	(1,933)	(1,087)
Other financing activities	(1,419)	(404)
Net cash used in financing activities	(6,103)	(1,764)
Net increase (decrease) in cash and cash equivalents	3,275	(3,536)
Cash and cash equivalents
Beginning of period	1,089	63,262
End of period	$4,364	$59,726

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Net Sales by Product Category
(unaudited)

	Three Months Ended March 31, 2016		Three Months Ended March 31, 2015
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Structural components	$110,381	15.2%	$45,432	15.5%	143.0%
Lumber & lumber sheet goods	209,302	28.8%	91,100	31.1%	129.7%
Millwork, doors & windows	217,899	30.0%	82,135	28.0%	165.3%
Other building products & services	189,836	26.0%	74,159	25.4%	156.0%
Total net sales	$727,418	100.0%	$292,826	100.0%	148.4%

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

Adjusted net sales for the three months ended March 31, 2015 is defined as (i) BMC Stock net sales plus (ii) pre-Merger SBS net sales. Adjusted gross profit for the three months ended March 31, 2016 is defined as (i) BMC Stock gross profit plus (ii) inventory step-up charges, and for the three months ended March 31, 2015 is defined as (i) BMC Stock gross profit plus (ii) pre-Merger SBS gross profit. Adjusted EBITDA for the three months ended March 31, 2016 is defined as (i) BMC Stock net income (loss) plus (ii) interest expense, income tax expense, depreciation and amortization, impairment of assets, Merger and integration costs, inventory step-up charges and non-cash stock compensation expense, and for the three months ended March 31, 2015 is defined as (i) BMC Stock net income (loss) plus (ii) pre-Merger SBS income (loss) from continuing operations plus (iii) including pre-Merger results of SBS, interest expense, income tax expense, depreciation and amortization, non-cash stock compensation expense, headquarters relocation expense, loss portfolio transfer, insurance deductible reserve adjustments and other items. Adjusted net income (loss) for the three months ended March 31, 2016 is defined as (i) BMC Stock net income (loss) plus (ii) impairment of assets, Merger and integration costs, inventory step-up charges, non-cash stock compensation expense, headquarters relocation expense and other items, and after tax effecting those items, and for the three months ended March 31, 2015 is defined as (i) BMC Stock net income (loss) plus (ii) pre-Merger SBS income (loss) from continuing operations, plus (iii) including pre-Merger results of SBS, Merger-related costs, inventory step-up charges, non-cash stock compensation expense, headquarters relocation expense, other items and recognition of previously unrecognized tax benefits, and after tax effecting those items. Adjusted net debt is defined as (i) long-term debt and capital lease obligations, including current and long-term portions, plus (ii) interest payable less (iii) cash and cash equivalents. Adjusted net sales, Adjusted gross profit, Adjusted EBITDA, Adjusted net income (loss) and Adjusted net debt are intended as supplemental measures of the Company’s performance that are not required by, or presented in accordance with, GAAP. The Company believes that Adjusted net sales, Adjusted gross profit, Adjusted EBITDA, Adjusted net income (loss) and Adjusted net debt provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and operating results. Company management uses Adjusted net sales, Adjusted gross profit, Adjusted EBITDA, Adjusted net income (loss) and Adjusted net debt for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. Adjusted net sales, Adjusted gross profit, and Adjusted EBITDA is used in monthly financial reports prepared for management and the board of directors. The Company believes that the use of Adjusted net sales, Adjusted gross profit, Adjusted EBITDA, Adjusted net income (loss) and Adjusted net debt provide additional tools for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other distribution and retail companies, which may present similar non-GAAP financial measures to investors. However, the Company’s calculation of Adjusted net sales, Adjusted gross profit, Adjusted EBITDA, Adjusted net income (loss) and Adjusted net debt are not necessarily comparable to similarly titled measures reported by other companies. Company management does not consider Adjusted net sales, Adjusted gross profit, Adjusted EBITDA, Adjusted net income (loss) or Adjusted net debt in isolation or as alternatives to financial measures determined in accordance with GAAP. The principal limitation of Adjusted gross profit, Adjusted EBITDA and Adjusted net income (loss) is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. Some of these limitations are: (i) Adjusted EBITDA and Adjusted net income (loss) do not reflect changes in, or cash requirements for, working capital needs; (ii) Adjusted EBITDA does not reflect interest expense, or the requirements necessary to service interest or principal payments on debt; (iii) Adjusted EBITDA does not reflect income tax expenses or the cash requirements to pay taxes; (iv) Adjusted EBITDA and Adjusted net income (loss) do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; (v) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA and Adjusted net income (loss) do not reflect any cash requirements for such replacements and (vi) Adjusted EBITDA and Adjusted net income (loss) do not consider the potentially dilutive impact of issuing non-cash stock-based compensation. In order to compensate for these limitations, management presents Adjusted net sales, Adjusted gross profit, Adjusted EBITDA, Adjusted net income (loss) and Adjusted net debt in conjunction with GAAP results. Readers should review the reconciliations of net sales to Adjusted net sales, gross profit to Adjusted gross profit, net income (loss) to Adjusted EBITDA and Adjusted net income (loss), and Adjusted net debt below, and should not rely on any single financial measure to evaluate the Company’s business.

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (continued)
(unaudited)

The following is a reconciliation of net sales to Adjusted net sales, gross profit to Adjusted gross profit and net (loss) income to Adjusted EBITDA and Adjusted net income (loss).

	Three Months Ended March 31,
(in thousands, except per share amounts)	2016	2015
Net sales	$727,418	$292,826
SBS net sales (a)	—	297,620
Adjusted net sales	$727,418	$590,446

Gross profit	$166,617	$66,697
SBS gross profit (a)	—	71,321
Inventory step-up charges (b)	2,884	—
Adjusted gross profit	$169,501	$138,018

Net loss	$(6,756)	$(3,561)
SBS income from continuing operations (a)	—	1,851
Interest expense (c)	8,231	7,441
Income tax benefit (c)	(3,940)	(5,699)
Depreciation and amortization (c)	16,682	8,344
Impairment of assets	11,883	—
Merger and integration costs	2,836	—
Inventory step-up charges (b)	2,884	—
Non-cash stock compensation expense (c)	1,889	1,518
Headquarters relocation (d)	—	1,377
Loss portfolio transfer (e)	—	2,826
Insurance deductible reserve adjustments (f)	—	378
Other items (c), (g)	—	1,110
Adjusted EBITDA	$33,709	$15,585

Net loss	$(6,756)	$(3,561)
SBS income from continuing operations (a)	—	1,851
Impairment of assets	11,883	—
Merger and integration costs	2,836	—
Inventory step-up charges (b)	2,884	—
Non-cash stock compensation expense (c)	1,889	1,518
Headquarters relocation (d)	—	1,377
Loss portfolio transfer (e)	—	2,826
Insurance deductible reserve adjustments (f)	—	378
Other items (c), (g)	—	1,110
Recognition of previously unrecognized tax benefits (h)	—	(3,008)
Tax effect of adjustments to net income (i)	(7,341)	(2,747)
Adjusted net income (loss)	$5,395	$(256)

Diluted weighted average shares used to calculate Adjusted net income (loss) per diluted share (j)	65,858	65,076
Adjusted net income (loss) per diluted share	$0.08	$0.00

(a)	Represents pre-Merger net sales, gross profit and income from continuing operations for SBS for the full first quarter of 2015.
(b)	Represents $2.9 million of expense incurred during the first quarter of 2016 in relation to the sell-through of SBS inventory which was stepped up in value in connection with the Merger.
(c)	Includes pre-Merger expense (benefit) for SBS for the full first quarter of 2015.
(d)	Represents expenses to relocate BMC's headquarters to Atlanta, Georgia.
(e)
Represents premium and brokerage fees paid to a reinsurer for their assumption of the insurance deductible reserves relating to workers’ compensation claims incurred for claim years from 2006 through 2011.

(f)	Represents adjustments to deductible reserves for workers compensation, general liability, automobile and construction claims incurred prior to BMC's restructuring.
(g)	Primarily represents severance expense, acquisition costs and expenses related to closed locations.
(h)
Represents pre-Merger income tax benefit for SBS recognized during the three months ended March 31, 2015 in relation to a previously uncertain tax position related to the deductibility of a termination fee paid to The Gores Group, LLC (“Gores”) in 2013 to terminate SBS’s management services agreement with Gores.

(i)
The tax effect of adjustments to net income was based on the respective transactions’ income tax rate, which was 38.0% and 38.1% for the three months ended March 31, 2016 and the three months ended March 31, 2015, respectively. The tax effect of adjustments to net income for the three months ended March 31, 2016 excludes approximately $0.2 million of non-deductible Merger-related costs. The tax effect of adjustments to net income for the three months ended March 31, 2015 excludes approximately $3.0 million of income related to the SBS tax benefit described in footnote (h) above.

(j)	Diluted weighted average shares used to calculate Adjusted net loss per diluted share for the three months ended March 31, 2015 were calculated assuming the Merger closed January 1, 2015.

Net Sales and Adjusted Net Sales by Product Category
(unaudited)

	Three Months Ended March 31, 2016		Three Months Ended March 31, 2015
(in thousands)	Net Sales	% of Sales	Adjusted Net Sales	% of Sales	% Change
Structural components	$110,381	15.2%	$86,010	14.6%	28.3%
Lumber & lumber sheet goods	209,302	28.8%	192,297	32.6%	8.8%
Millwork, doors & windows	217,899	30.0%	168,300	28.5%	29.5%
Other building products & services	189,836	26.0%	143,839	24.3%	32.0%
Total net sales	$727,418	100.0%	$590,446	100.0%	23.2%

The following is a reconciliation of the balance sheet items that comprise Adjusted net debt:

	March 31, 2016	December 31, 2015
Interest payable	$1,384	$6,882
Current portion of long-term debt and capital lease obligations	9,415	10,129
Long-term debt	399,082	400,216
Long-term portion of capital lease obligations	16,874	16,495
Less: Cash and cash equivalents	(4,364)	(1,089)
Adjusted net debt	$422,391	$432,633